Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of The E.W. Scripps Company and subsidiaries of our reports dated March 2, 2011 relating to the consolidated financial statements and financial statement schedule of The E.W. Scripps Company and subsidiaries, and the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of The E.W. Scripps Company for the year ended December 31, 2010.

Form S-8:

333-27621

333-89824

333-125302

333-27623

333-40767

333-120185

333-151963

333-167089

/s/ Deloitte & Touche LLP
Cincinnati, Ohio
March 2, 2011